Exhibit 99.1

Crexendo Common Stock Approved to List on The NASDAQ Capital Market.

PHOENIX, AZ / ACCESSWIRE / July 6, 2020 / Crexendo, Inc. (OTCQX: CXDO), an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today announced that its common stock has been approved to list on The NASDAQ Capital Market.

Trading on the NASDAQ is expected to commence on or about July 8, 2020 using its current trading symbol of CXDO. Currently, Crexendo’s stock is listed on the OTCQX market, which is operated by the OTC (Over the Counter) Markets Group. Crexendo was recently recognized by the OTCQX Best 50 as one of the top performing companies last year.

Steve Mihaylo Chief Executive Officer Commented “Our listing on the NASDAQ is a major milestone for the company and is part of a long process we have taken to increase shareholder value. This achievement is due to the hard work and dedication of our entire team who day in and day out provides the best products and services in the industry. The team has been focused on being able to organically reach the requirements to be listed on NASDAQ. In the space of a few years we turned the Company around strategically reducing costs, reaching Non-GAAP and then GAAP profitability and now the up-listing to NASDAQ. We believe this is just another step in our continual growth process. We will continue to execute and grow the Company. We believe that listing on the NASDAQ will enhance our visibility in the marketplace, increase the liquidity of our stock, enhance our acquisition strategy, broaden our shareholder base by attracting new investors and increase the attention paid to our results which will result in increased shareholder value.”

Doug Gaylor President and Chief Operating Officer commented “NASDAQ is home to many of the world’s largest and most well-known technology companies. As such, it is the ideal platform for the continued growth of Crexendo. We are very proud of reaching this milestone. We worked hard to achieve this, and we will continue to work hard every day to build and grow this Company. We are pleased that the increased visibility that moving from OTC.QX to a National Exchange will provide to the Company, and we believe that we can attract new investors with this listing and also believe it will also help us attract new customers with this increased exposure.”

About Crexendo

Crexendo, Inc. is an award-winning premier provider of UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) begin trading on NASDAQ exchange; (ii) listing on the NASDAQ being a major milestone for the company and part of a long process to increase shareholder value; (iii) providing the best products and services in the industry; (iv) working hard to make the organically to reach the requirements for NASDAQ; (v) the up-listing being another step in the continual growth process; (vi) continuing to execute and grow the Company; (vii) believing that the NASDAQ listing will enhance visibility in the marketplace, increase the liquidity of stock, enhance its acquisition strategy, broaden the shareholder base by attracting new investors and increase the attention paid to results which will result in increased shareholder value; (viii) believing that NASDAQ is the ideal platform for the continued growth of Crexendo; (ix) working hard to achieve this and continuing to work hard every day to build and grow; (x) having increased visibility that being on a National Exchange will provide so it can attract new investors and reach new customers.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2019, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact

Crexendo, Inc.
Doug Gaylor
President and Chief Operating Officer
602-732-7990
dgaylor@crexendo.com